UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2019

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(b) Resignation of Executive Officer

On October 4, 2019, F. Jody Read stepped down from his position as Chief Executive Officer of the Registrant due to increased workload in the Registrant’s wholly-owned operating subsidiary. Mr. Read remains as a director and Chief Operating Officer of the Registrant.

(c) Appointment of Executive Officer

Concurrent with Mr. Read stepping down from the position of Chief Executive Officer, the Registrant appointed Mr. Gary J. Grieco to act as President and Chief Executive Officer of the Registrant.

(d) Election of New Directors

Pursuant to the September 18, 2019 majority consent of stockholders in lieu of an annual meeting (See Item 5.07 below), the Registrant elected four members to its Board of Directors. The board of directors and their terms are as follows:

Name	Age	Position(s) Held	Class of Director	Director Term
Gregory W. Albers	70	Existing Director and Secretary/Treasurer	Class II	Two Years (expiring 2021)
Paul Branagan	76	Current Director	Class II	Two Years (expiring 2021)
Francis J. Read	54	Current Director; COO	Class III	One Year (expiring 2020)
William E. Prince	68	Current Director	Class III	One Year (expiring 2020)

CLASS II DIRECTORS (serving two year terms expiring at the 2021 annual meeting):

Gregory W. Albers -- Mr. Albers was appointed to fill a vacancy on our Board and to serve as Secretary/Treasurer on April 1, 2016. He is the President and Chief Executive Officer of Life Insurance Buyers, Inc., a life insurance brokerage. Since 1995 to the present, Mr. Albers has worked in the viatical and life settlement industry and, based on his experience, he has testified as an expert regarding that industry’s issues in Kansas legislative committees. Prior to 1995 he worked as an independent life broker and a New England Life Insurance Company insurance agent. He earned a Bachelor’s degree in Business from Kansas State University.

Mr. Albers experience owning and operating his insurance business may prove helpful in management of our subsidiary’s operations. Prior to his appointment, Mr. Albers has not had any related party transactions with the Company or its affiliates and he has no family relationship with any current executive officer or director of the Company.

Paul Branagan – was appointed as a director of the Company on March 23, 2018. From 1993 to the present Mr. Branagan has been the President and Senior Scientist of Branagan & Associates, Inc. Mr. Branagan is a physicist with over 40 years of experience in a variety of technical ventures ranging from nuclear weapons development, improving and monitoring civil structural and construction activities to enhanced energy development for the oil and gas industry. Most of his efforts involved large scale commercialization and Research & Development (R&D) in advanced technical projects. Mr. Branagan has authored and co-authored numerous papers, articles and presentations covering a broad range of technical accomplishments. Many involved topical oil and gas R&D activities and their ultimate commercialization. In addition to being a Distinguished Lecturer he has also served on a numerous symposium committees charged with reviewing, editing and selecting the most advanced and topical technical articles for presentation. Mr. Branagan graduated from the University of Las Vegas Nevada with a B.S. in physics.

CLASS III DIRECTORS (serving one year terms expiring at the 2020 annual meeting):

Francis J. Read – was appointed as a director of the Company on March 23, 2018. On November 8, 2018, Mr. Read became the Chief Executive Officer of PCT LTD. In 2017, Mr. Read became the Chief Operations Officer for Paradigm Convergence Technologies Corp., the Company’s wholly-owned operating subsidiary. In 1998, Mr. Read founded and since 2016 has served as the CEO of CSA Service Solutions, a $44 million field support company specializing in providing support solutions for large equipment manufacturers. CSA has over 350 employees nationwide with over 270 engineers operating in the Healthcare, Clinical Education, Life Sciences, Security, and Power Industries. Mr. Read holds a MBA from Tulane University and a BS, electronic Engineering from DeVry Institute of Technology.

William E. Prince – was appointed as a director of the Company on March 23, 2018. Since 2014, Mr. Prince has served as Sr. Vice President Sales & Marketing for Paradigm Convergence Technologies Corp., the Company’s wholly-owned operating subsidiary. For two years prior to joining Paradigm, Mr. Prince was an independent consultant in the electro-chemically activated solution industry. From 2003 through 2011, Mr. Prince was the President, CEO and Chairman of Integrated Environmental Technologies, Ltd, a publicly traded company with its common stock registered under the 34 Act.

The Registrant’s Bylaws allow for the appointment of up to seven directors. The Board may appoint up to two additional Class III directors to fill such vacancies at any time prior to the next annual meeting or at any time there is a vacancy on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the September 18, 2019 majority consent of stockholders in lieu of an annual meeting (See Item 5.07 below), the Registrant amended its Articles of Incorporation effective as of October 4, 2019.

Amended Articles of Incorporation

The Registrant amended Article V, Section 1 of its Articles of Incorporation to increase its authorized shares of common stock from 300,000,000 to 1,000,000,000. A copy of the amendment to the articles of incorporation are attached hereto as Exhibit 3.1.

Seris C Convertible Preferred Stock

Pursuant to the September 18, 2019 majority consent of stockholders in lieu of an annual meeting (including the consent of the Series A Convertible Preferred Stockholders), the Registrant filed a Certificate of Designation with the Nevada Secretary of State designating 5,500,000 shares of its authorized preferred stock as Series C Convertible Preferred Stock. The Registrant is awaiting the file stamped Certificate of Designation from the Nevada Secretary of State. The rights and preferences of such preferred stock are as follows:

The number of shares constituting the Series C Convertible Preferred Stock shall be 5,500,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series C Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series C Convertible Preferred Stock.

1.	DESIGNATION. The Shares are designated as the Company’s Series C Convertible Preferred Stock (the “Shares”).

2.	CONVERSION. The holders of the Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each Share shall be convertible into shares of the Company’s Common Stock at a price per share of $0.01 (1 Share converts into 100 shares of Common Stock) (the “Conversion Price”), at the option of the holder thereof, at any time following the date of issuance of such Share and on or prior to the fifth (5th) day prior to a redemption Date, if any, as may have been fixed in any redemption notice with respect to the Shares, at the office of this Company or any transfer agent for such stock.

(b)       Mechanics of Conversion. Before any holder of Shares shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Shares, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d)       No Impairment. This Company will not, by amendment of its Articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Shares against impairment.

(e)       Reservation of Stock Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Shares, in addition to such other remedies as shall be available to the holder of such Shares, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of incorporation.

(f)       Notice. Any notice required by the provisions of this section to be given to the holders of Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Company.

3.	OTHER RIGHTS. Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Shares, including by way of illustration but not limitation, those concerning dividend, ranking, other conversion, other redemption, participation, or anti-dilution rights or preferences.

4.	Voting Rights. The holder of each Share shall not have any voting rights, except in the case of voting on a change in the preferences of Shares.

5.	Protective Provisions. So long as any Shares are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of Shares which is entitled, other than solely by law, to vote with respect to the matter, and which Shares represents at least a majority of the voting power of the then outstanding Shares:

(a)       sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

(b)       alter or change the rights, preferences or privileges of the Shares so as to affect adversely the Shares;

(c)       increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

(d)       authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Shares with respect to upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock; or

(e)       amend the Company’s Articles of Incorporation or bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 18, 2019, the following consenting Voting Stockholders owning a total of 1,000,000 shares of the Registrant’s Series B Preferred stock delivered the executed written consent authorizing the amendment to the Articles of Incorporation, election of directors and approving the Series C Convertible Preferred Stock (collectively the “Actions”). As of September 18, 2019, the Registrant had 240,774,150 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. Each share of Series B Preferred stock is entitled to cast five hundred (500) votes for each share held of the Series B Preferred stock on all matters presented to the stockholders of the Registrant for stockholder vote, thereby allowing such Series B Preferred stock to cast votes totaling 500,000,000 million shares of common stock (which exceeds the number of shares of common stock outstanding by approximately 208%). The consenting Voting Stockholders’ names, affiliation with the Company and holdings are as follows:

Name	Affiliation with the Company	Number of Voting Shares	% of Total Voting Shares
Gary J. Grieco	Chairman of the Board, President	250,000,000	104%
Francis J. Read	Director, COO	250,000,000	104%
Total		500,000,000	208%

Pursuant to the Registrant’s existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock representing a majority of our voting power may approve and authorize the Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the written consent of the voting stockholders.  The written consent satisfies the stockholder approval requirement for the Actions.  Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of the Registrant is required in order to effect the Actions.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Amended Articles of Incorporation
4.1	Certificate of Designation of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bingham Canyon Corporation

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: October 25, 2019